                                                     Exhibit 20.1


CHASE MANHATTAN GRANTOR TRUST 1995-A


From: Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 12 Beginning Date                     08/01/1996
Due Period 12 End Date                           08/31/1996
Determination Date                               09/10/1996
Remittance Date                                  09/16/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 30.1710686158

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.2011687241

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 800,473.40
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5335281218

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,593,074.39
      B. From Current Period                                     $ 3,697,256.00
      C. Change in Amount Between Periods (Lines B - A)            $ 104,181.61

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 915,301,226.45
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.610062675700

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 48,028,403.86
      B. Available Cash Collateral Amount Percentage            4.999999999844%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 48,028,403.86
      B. For the Next Collection Period                         $ 45,765,061.32